Exhibit 99.1

Benitec Biopharma Releases Third Quarter 2025 Financial Results

HAYWARD, Calif., May 14, 2025 (GLOBE NEWSWIRE) — Benitec Biopharma Inc. (NASDAQ: BNTC) (“Benitec” or “Company”), a clinical-stage, gene therapy-focused, biotechnology company developing novel genetic medicines based on its proprietary “Silence and Replace” DNA-directed RNA interference (“ddRNAi”) platform, today announced financial results for its third fiscal quarter ended March 31, 2025. The Company has filed its quarterly report on Form 10-Q with the U.S. Securities and Exchange Commission.

“We are profoundly honored to be closely engaged with the OPMD patient community and are thankful for the support of the Subjects and their families as we remain focused on the continued development of BB-301 for the treatment of dysphagia in OPMD patients,” said Jerel A. Banks, M.D., Ph.D., Executive Chairman and Chief Executive Officer of Benitec. “The sixth and final Subject of Cohort 1 was safely treated with the low dose of BB-301 in April 2025. We look forward to enrolling additional Subjects at the next, higher dose of BB-301 later this year. Additional clinical study updates for Subjects enrolled in Cohort 1 are planned for the fourth calendar quarter of this year.”

Financial Highlights

Third Fiscal Quarter 2025 Financial Results

Total Expenses for the quarter ended March 31, 2025, were $10.2 million compared to $4.1 million for the quarter ended March 31, 2024. The Company incurred $6.0 million of research and development expenses compared to $2.6 million for the comparable quarter ended March 31, 2024. Research and development expenses relate primarily to ongoing clinical development of BB-301 for the treatment of OPMD. General and administrative expenses were $4.2 million compared to $1.6 million for the quarter ended March 31, 2024.

The loss from operations for the quarter ended March 31, 2025, was $10.2 million compared to a loss of $4.1 million for the quarter ended March 31, 2024. Net loss attributable to shareholders for the quarter ended March 31, 2025, was $9.4 million, or $0.24 per basic and diluted share, compared to a net loss of $4.3 million, or $0.23 per basic and diluted share for the quarter ended March 31, 2024. The basic earnings per share calculation has been revised to include pre-funded warrants in the weighted number of shares outstanding for the current period and the comparative periods. As of March 31, 2025, the Company had $103.6 million in cash and cash equivalents.

BENITEC BIOPHARMA INC.

Consolidated Balance Sheets

(in thousands, except par value and share amounts)

	March 31,	June 30,
	2025	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$103,583	$50,866
Restricted Cash	63	63
Trade and other receivables	3	229
Prepaid and other assets	361	516

Total current assets	104,010	51,674

Property and equipment, net	145	179
Deposits	55	25
Other assets	35	62
Right-of-use assets	964	270

Total assets	$105,209	$52,210

Liabilities and Stockholders’ Equity
Current liabilities:
Trade and other payables	$6,254	$4,165
Accrued employee benefits	426	475
Lease liabilities, current portion	346	284

Total current liabilities	7,026	4,924

Non-current accrued employee benefits	—	38
Lease liabilities, less current portion	613	—

Total liabilities	7,639	4,962

Stockholders’ equity:
Preferred stock, $0.0001 par value - 5,000,000 shares authorized; no shares issued and outstanding at March 31, 2025 and June 30, 2024, respectively	—	—
Common stock, $0.0001 par value - 160,000,000 shares authorized; 25,546,288 and 10,086,119 shares issued and outstanding at March 31, 2025 and June 30, 2024, respectively	2	1
Additional paid-in capital	310,313	238,398
Accumulated deficit	(212,029)	(190,259)
Accumulated other comprehensive loss	(716)	(892)

Total stockholders’ equity	97,570	47,248

Total liabilities and stockholders’ equity	$105,209	$52,210

BENITEC BIOPHARMA INC.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Revenues	$—	$—	$—	$—
Operating expenses
Royalties and license fees	—	(3)	—	(108)
Research and development	5,980	2,566	14,637	12,097
General and administrative	4,208	1,578	9,952	4,953

Total operating expenses	10,188	4,141	24,589	16,942

Loss from operations	(10,188)	(4,141)	(24,589)	(16,942)
Other income (loss):
Foreign currency transaction gain (loss)	11	(118)	(190)	(22)
Interest income (expense), net	823	(4)	2,250	(16)
Other income (expense), net	—	(16)	(5)	(50)
Gain on extinguishment of liabilities	—	—	764	—
Unrealized gain (loss) on investment	—	—	—	(1)

Total other income (loss), net	834	(138)	2,819	(89)

Net loss	$(9,354)	$(4,279)	$(21,770)	$(17,031)

Other comprehensive income:
Unrealized foreign currency translation gain (loss)	(28)	117	176	(5)

Total other comprehensive income	(28)	117	176	(5)

Total comprehensive loss	$(9,382)	$(4,162)	$(21,594)	$(17,036)

Net loss	$(9,354)	$(4,279)	$(21,770)	$(17,031)

Deemed dividends	—	—	—	(619)

Net loss attributable to common shareholders	$(9,354)	$(4,279)	$(21,770)	$(17,650)

Net loss per share:
Basic and diluted	$(0.24)	$(0.23)	$(0.63)	$(1.11)
Weighted average number of shares outstanding: basic and diluted	38,599,453	18,281,896	34,559,870	15,876,753

About BB-301

BB-301 is a novel, modified AAV9 capsid expressing a unique, single bifunctional construct promoting co-expression of both codon-optimized Poly-A Binding Protein Nuclear-1 (PABPN1) and two small inhibitory RNAs (siRNAs) against mutant PABPN1 (the causative gene for OPMD). The two siRNAs are modeled into microRNA backbones to silence expression of faulty mutant PABPN1, while allowing expression of the codon-optimized PABPN1 to replace the mutant with a functional version of the protein. We believe the silence and replace mechanism of BB-301 is uniquely positioned for the treatment of OPMD by halting mutant expression while providing a functional replacement protein.

About Benitec Biopharma, Inc.

Benitec Biopharma Inc. (“Benitec” or the “Company”) is a clinical-stage biotechnology company focused on the advancement of novel genetic medicines with headquarters in Hayward, California. The proprietary “Silence and Replace” DNA-directed RNA interference platform combines RNA interference, or RNAi, with gene therapy to create medicines that simultaneously facilitate sustained silencing of disease-causing genes and concomitant delivery of wildtype replacement genes following a single administration of the therapeutic construct. The Company is developing Silence and Replace-based therapeutics for chronic and life-threatening human conditions including Oculopharyngeal Muscular Dystrophy (OPMD). A comprehensive overview of the Company can be found on Benitec’s website at www.benitec.com.

Forward Looking Statements

Except for the historical information set forth herein, the matters set forth in this press release include forward-looking statements, including statements regarding Benitec’s plans to develop and commercialize its product candidates, the timing of the completion of pre-clinical and clinical trials, the timing of the availability of data from our clinical trials, the timing and sufficiency of patient enrollment and dosing in clinical trials, the timing of expected regulatory filings, and the clinical utility and potential attributes and benefits of ddRNAi and Benitec’s product candidates, and other forward-looking statements.

These forward-looking statements are based on the Company’s current expectations and subject to risks and uncertainties that may cause actual results to differ materially, including unanticipated developments in and risks related to: the success of our plans to develop and potentially commercialize our product candidates; the timing of the completion of preclinical studies and clinical trials; the timing and sufficiency of patient enrollment and dosing in any future clinical trials; the timing of the availability of data from our clinical trials; the timing and outcome of regulatory filings and approvals; the development of novel AAV vectors; our potential future out-licenses and collaborations; the plans of licensees of our technology; the clinical utility and potential attributes and benefits of ddRNAi and our product candidates, including the potential duration of treatment effects and the potential for a “one shot” cure; our intellectual property position and the duration of our patent portfolio; expenses, ongoing losses, future revenue, capital needs and needs for additional financing, and our ability to access additional financing given market conditions and other factors, including our capital structure; the length of time over which we expect our cash and cash equivalents to be sufficient to execute on our business plan; unanticipated delays; further research and development and the results of clinical trials possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical trials; determinations made by the FDA and other governmental authorities and other regulatory developments; the Company’s ability to protect and enforce its patents and other intellectual property rights; the Company’s dependence on its relationships with its collaboration partners and other third parties; the efficacy or safety of the Company’s products and the products of the Company’s collaboration partners; the acceptance of the Company’s products and the products of the Company’s collaboration partners in the marketplace; market competition; sales, marketing, manufacturing and distribution requirements; greater than expected expenses; expenses relating to litigation or strategic activities; the impact of, and our ability to remediate, the identified material weakness in our internal controls over financial reporting; the impact of local, regional, and national and international economic conditions and events; and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update these forward-looking statements.

Investor Relations Contact:

Irina Koffler

LifeSci Advisors, LLC

(917) 734-7387

ikoffler@lifesciadvisors.com